UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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U.S. Xpress Enterprises, Inc.

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4080 Jenkins Road

Chattanooga, Tennessee 37421

NOTICE AND PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2005

To Our Stockholders:

You are cordially invited to attend the 2005 annual meeting of stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation, to be held at our principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, at 10:00 a.m. local time, on Thursday, May 5, 2005, for the following purposes:

1.	To consider and act upon a proposal to elect five (5) directors; and

2.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying proxy statement.

The Board of Directors has fixed the close of business on March 7, 2005, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. Shares of Class A and Class B common stock may be voted at the annual meeting only if the holder is present at the annual meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. The prompt return of your proxy may save us additional expenses of solicitation.

By Order of the Board of Directors,

U.S. Xpress Enterprises, Inc.,

Patrick E. Quinn

Co-Chairman of the Board of Directors

Max L. Fuller

Co-Chairman of the Board of Directors

Chattanooga, Tennessee

April 7, 2005

4080 Jenkins Road

Chattanooga, Tennessee 37421

NOTICE AND PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2005

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies from the stockholders of U.S. Xpress Enterprises, Inc., to be voted at the annual meeting of stockholders, which will be held at our principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, at 10:00 a.m. local time, on Thursday, May 5, 2005, and any adjournments thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted FOR the director nominees named below and in accordance with the judgment of the proxy holders, with respect to any other matters properly brought before the annual meeting.

The proxy statement, proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2004, were first mailed on or about April 7, 2005, to stockholders of record at the close of business on our record date of March 7, 2005. Except to the extent it is incorporated by specific reference, the enclosed copy of our 2004 annual report is not incorporated into this proxy statement and is not to be deemed a part of the proxy solicitation material.

The terms "we," "our," "us," or the "Company" refer to U.S. Xpress Enterprises, Inc. and its consolidated subsidiaries.

Voting Rights

Only stockholders of record at the close of business on the record date are entitled to vote at the annual meeting, either in person or by valid proxy. Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to two votes for each share held so long as such shares are owned by Patrick E. Quinn, Max L. Fuller, or certain members of their immediate families. In the event that any shares of our Class B common stock cease to be owned by Messrs. Quinn or Fuller or certain of their family members, such shares will be automatically converted into shares of our Class A common stock. All of the issued and outstanding shares of our Class B common stock are currently owned by Messrs. Quinn and Fuller. Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class. On March 7, 2005, the record date, there were issued and outstanding 13,329,082 shares of Class A common stock, par value $0.01 per share, entitled to cast an aggregate 13,329,082 votes on all matters subject to a vote at the annual meeting, and 3,040,262 shares of Class B common stock, par value $0.01 per share, entitled to cast an aggregate 6,080,524 votes on all matters subject to a vote at the annual meeting. The total number of shares of our common stock issued and outstanding on the record date was approximately 16,369,344, which is entitled to cast an aggregate of 19,409,606 votes on all matters subject to a vote at the annual meeting. The total number of issued and outstanding shares excludes approximately 635,000 shares of Class A common stock subject to issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements. Holders of unexercised options are not entitled to vote at the annual meeting. We have no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors. Votes cast at the annual meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the annual meeting.

Quorum Requirement

In order to transact business at the annual meeting, a quorum must be present. A quorum is present if the holders of a majority of the total number of shares of Class A and Class B common stock issued and outstanding as of the record date are represented at the annual meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the annual meeting, which means that the five director nominees receiving the highest number of votes for their election will be elected. Approval of any other matter submitted to stockholders requires the affirmative vote of a majority of the votes of the stockholders entitled to vote and represented in person or by proxy at the annual meeting. Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of any other matter submitted to stockholders.

Right To Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the annual meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this proxy statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of Independent Registered Public Accounting Firm, and other information included in our 2004 annual report that was mailed on or about April 7, 2005, together with this notice and proxy statement, to all stockholders of record as of the record date.

How To Read this Proxy Statement

Set forth below are the proposals to be considered by stockholders at the annual meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of Ernst & Young LLP, our independent registered public accounting firm; and how stockholders may make proposals at our next annual meeting. EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE COMPLETING AND RETURNING THE ENCLOSED PROXY CARD.

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect five directors to serve as the Board of Directors until our 2006 annual meeting of stockholders or until their successors are elected and qualified. Upon the recommendation of our independent directors, our Board of Directors has nominated for election as directors Patrick E. Quinn, Max L. Fuller, James E. Hall, John W. Murrey, III, and Robert J. Sudderth, Jr., each of whom is presently serving as a director. In the absence of contrary instructions, each proxy will be voted for the election of all the proposed directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

NOMINEES FOR DIRECTORSHIPS

Information concerning the names, ages, positions with us, tenure as a director, and business experience of the nominees standing for election as directors at the annual meeting is set forth below. All references to experience with us include positions with our operating subsidiaries, U.S. Xpress, Inc., a Nevada corporation, and Xpress Global Systems, Inc., a Georgia corporation.

Patrick E. Quinn, 58, has served as Co-Chairman of the Board since 1994 and as a director and our President and Treasurer since the formation of U.S. Xpress, Inc. in 1985. Mr. Quinn served as Chairman of the Truckload Carriers Association from 2001 to 2002 and presently serves as First Vice Chairman of the American Trucking Associations. Mr. Quinn is scheduled to become Chairman of the American Trucking Associations in October 2005.

Max L. Fuller, 52, has served as Co-Chairman of the Board since 1994 and as a director and our Secretary since the formation of U.S. Xpress, Inc. in 1985. Effective November 2004, Mr. Fuller was appointed as our Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Mr. Fuller served as a Vice President from our inception in 1985. Mr. Fuller also is a director of SunTrust Bank, Chattanooga, N.A.

James E. Hall, 63, has served as a director since 2001. Mr. Hall is a principal in Hall & Associates, LLC, a government relations, transportation, safety, and security consulting firm. Mr. Hall is also "of counsel" to the law firm of Farmer and Luna in Nashville, Tennessee. Mr. Hall currently serves on the National Academy of Engineering Committee on Combating Terrorism and the George Washington University Aviation Institute Advisory Board, and is a director of the Chattanooga Metropolitan Airport Authority. Mr. Hall served as a partner of the law firm of Dillon, Hall & Lungershausen from 2001 through 2002. Previously, Mr. Hall was a member of the National Transportation Safety Board from 1993 to 2001, serving as chairman of the Board from 1994 to 2001. In 1996, Mr. Hall was appointed to the White House Commission on Aviation Safety and Security.

John W. Murrey, III, 62, has served as a director since 2003. Mr. Murrey served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until 2001. He has been a director of The Dixie Group, Inc., a floorcovering company headquartered in Chattanooga, Tennessee, since 1997 and currently serves on its Audit Committee. Mr. Murrey has been a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina, since 1993 and currently serves on its Retirement Benefits Committee.

Robert J. Sudderth, Jr., 62, has served as a director since 1998. Mr. Sudderth served as Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A. from 1989 until his retirement in 2003. Mr. Sudderth also is a director of SunTrust Service Corporation. In addition, Mr.  Sudderth served as a director of The Dixie Group, Inc., a floorcovering company headquartered in Chattanooga, Tennessee, from 1983 to 2003.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings. Our Board of Directors held four regularly scheduled meetings and one special meeting during the fiscal year ended December 31, 2004. No director attended less than 75% of the meetings of the Board of Directors or any committee on which he served. We encourage the members of our Board of Directors to attend our annual meetings of stockholders. Four of our seven then-current directors attended the 2004 annual meeting of stockholders.

Director Independence. Our Class A common stock is listed on the Nasdaq National Market. Therefore, it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): James E. Hall, John W. Murrey, III, and Robert J. Sudderth, Jr. In accordance with NASD Rule 4350(c)(2), starting at the April 29, 2004 Board of Directors meeting, our independent directors held meetings, referred to as "executive sessions," at which only the independent directors were present, either before or following each regularly scheduled meeting of the full Board of Directors. The executive sessions were chaired by an independent director selected by a majority of the independent directors, who also established an agenda for such meetings.

Communication with the Board of Directors. Stockholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at our principal executive offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee. Our Audit Committee operates pursuant to a written Audit Committee Charter adopted by our Board of Directors, a copy of which was included as an annex to our proxy statement relating to our 2004 annual meeting of stockholders filed with the Securities and Exchange Commission (the "SEC") on April 19, 2004. As more fully outlined in the Audit Committee Charter, the primary functions of the Audit Committee are to select our independent registered public accounting firm and ensure its independence; to approve the services to be provided to us by our independent registered public accounting firm and the fees for such services; and to meet with our independent registered public accounting firm, internal accounting personnel, and management and to review with them matters relating to our financial statements, accounting practices and policies, and financial reporting processes. During 2004, Messrs. Hall, Murrey, and Sudderth served as the members of the Audit Committee, with Mr. Murrey serving as Chairman. The Committee held four meetings in 2004, three of which were regular and one telephonic. Each member of the Audit Committee attended all of the Audit Committee meetings during 2004.

Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the Audit Committee:

•	is independent under NASD Rule 4200(a)(15);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
•	did not participate in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and
•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and statement of cash flows.

Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 401(h) of Regulation S-K and NASD Rule 4350(d)(2)(A), currently serves on the Audit Committee. The Board of Directors has identified Mr. Murrey as an audit committee financial expert. Mr. Murrey is independent, as independence for audit committee members is defined under applicable NASD rules.

Audit Committee Report. In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report, and determines certain other matters, including the independence of our independent registered public accounting firm. The Audit Committee Report for 2004 is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

Audit Committee Report for 2004

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. The Company's management has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains an independent registered public accounting firm, which is responsible for conducting independent audits of the Company's financial statements, the effectiveness of management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting with management and Ernst & Young LLP, the Company's independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Statement No. 1; and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present on four occasions during 2004.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Audit Committee:

John W. Murrey, III, Chairman

James E. Hall, Member

Robert J. Sudderth, Jr., Member

The Compensation Committee

The functions of the Compensation Committee of the Board of Directors are to recommend to the Board of Directors policies and plans concerning the salaries, bonuses, and other compensation of our executive officers. The Compensation Committee reviews all aspects of compensation of our executive officers; recommends salaries, bonuses, stock options, and other forms of compensation for them; establishes and reviews policies regarding executive officer perquisites; and performs such other duties as shall be delegated to it by the Board of Directors. During 2004, Messrs. Hall, Murrey, and Sudderth served as the members of the Compensation Committee, with Mr. Sudderth serving as Chairman. The Committee met once in 2004, and each member of the Compensation Committee attended that meeting. The 2004 Report of the Compensation Committee is set forth below under the section titled "Executive Compensation – Compensation Committee Report on Executive Compensation."

Director Nominations

Director Nomination Process

The Board of Directors has no standing nominating committee or any committee performing the functions of a nominating committee. The Board believes that, based on the role of the independent directors, as described below, it is not necessary to have a standing nominating committee at this time. On April 29, 2004, the Board approved a director nomination process, pursuant to which the independent directors of the Board recommend director nominees to the full Board for approval. In selecting director nominees, the independent directors take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity. The directors believe continuity in leadership and board tenure will maximize the Board's ability to exercise meaningful board oversight. The independent directors will generally consider as potential candidates those incumbent directors interested in standing for reelection who the directors believe have satisfied director performance expectations, including regular attendance at, preparation for, and meaningful participation in board and committee meetings.

Under their policies, the independent directors also consider the following specific requirements:

•	at all times, at least a majority of directors must be "independent" in the opinion of the Board as determined in accordance with NASD Rule 4200(a)(15);
•	at all times, at least three (3) members of the Board must satisfy the heightened standards of independence for Audit Committee members; and
•	at all times, the Board should have at least one member who satisfies the criteria to be designated by the Board as an "audit committee financial expert."

Only nominees approved by a majority of the independent directors are recommended to the full Board for approval. The entire Board selects nominees for election as director from persons recommended by a majority of the independent directors and considers the performance of directors in determining whether to nominate them for reelection.

Stockholder Director Nominee Recommendations

It is generally the policy of the Board to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at our principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, at least 120 days prior to the anniversary date of mailing of our proxy statement for the prior year's annual meeting. For the 2006 annual meeting, the deadline for receiving stockholder recommendations of proposed director nominees will be December 6, 2005. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s); and
•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and us or any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Director Compensation

Directors who are not our employees or employees of one of our subsidiaries currently receive a $12,500 annual retainer, $1,500 per Board of Directors' meeting attended in person (or separate committee meeting attended in person), and $500 per Board of Directors' meeting attended by telephone (or separate telephonic committee meeting). We also reimburse our non-employee directors for travel and other related expenses incurred in attending meetings. Non-employee directors have the option to accept shares of our Class A common stock in lieu of the annual retainer and meeting fees. If a non-employee director elects this option, the number of shares issued to such director in lieu of cash is determined based on (i) the amount of the annual retainer divided by the fair market value of our Class A common stock on the annual meeting date and (ii) the amount of meeting fees divided by the fair market value of our Class A common stock on the date compensation is earned. Currently, Mr. Sudderth has opted to receive his board-related compensation in the form of stock.

In addition, each non-employee director is granted options to purchase 1,200 shares of our Class A common stock on the date he is elected or reelected in accordance with the terms of the 2003 Non-Employee Directors Stock Award and Option Plan. Such options are assigned at an exercise price equal to the fair market value of our Class A common stock as of the grant date and vest in equal increments of 400 shares on each of the first, second, and third anniversaries of the date of grant. Such options expire at the earlier of (i) ten (10) years from the date of grant; (ii) 13 months after the non-employee director ceases to serve as one of our directors due to death, incapacity, or retirement at or after age 65; or (iii) at the time the non-employee director ceases to serve as one of our directors for any reason other than death, incapacity, or retirement at or after age 65.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service. We do, however, reimburse them for travel and other related expenses.

Our Executive Officers

Set forth below is certain information regarding our current executive officers and significant employees. All executive officers are elected annually by the Board of Directors.

Ray  M. Harlin, 55, has served as our Executive Vice President of Finance and Chief Financial Officer since 1997. Mr. Harlin served as a director from 1997 until May 2004. Previously, Mr. Harlin served for 25 years in auditing and managerial positions and as a partner with Arthur Andersen LLP.

Jeffrey  S. Wardeberg , 42, has served as our Executive Vice President of Operations since 2002 and Chief Operating Officer since March 2004. Previously, Mr. Wardeberg was Executive Vice President of Sales and Marketing from 2000 to 2002, Vice President of Sales and Marketing from 1998 to 2000, Director of Marketing from 1996 to 1998, and a Regional Sales Vice President from 1994 to 1996. Mr. Wardeberg served on the Board of Directors from 2003 to May 2004.

Stephen C. "Craig" Fuller, 26, assumed the position of President of Xpress Global Systems, Inc. on February 2, 2005. Mr. Fuller was Vice President General Manager of Xpress Direct since January 2004, General Manager of Xpress Direct from September 2002 to January 2004, Sales Manager of Xpress Global Systems from 2001 to September 2002, and a sales person of U.S. Xpress, Inc. since joining us in 2000. Craig Fuller is the son of Max L. Fuller.

See "Nominees for Directorships" above for information concerning the business experience of Patrick E. Quinn and Max L. Fuller.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that our officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2004, except that Forms 4 for Patrick E. Quinn, Max L. Fuller, Ray M. Harlin, Jeffrey S. Wardeberg, and E. William Lusk, Jr. with respect to options to purchase shares of our Class A common stock granted on February 5, 2004, were not filed until February 17, 2004. We make available copies of Section 16(a) forms that our directors and executive officers file with the SEC through our website at http://www.usxpress.com.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries. The Code of Ethics includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Ethics has been posted on our website at http://www.usxpress.com.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation paid to our President, Chief Executive Officer, and three other most highly compensated executive officers, to whom we refer as the named executive officers, for services to us in all capacities for the fiscal years ended December 31, 2004, 2003, and 2002.

Summary Compensation Table

Name and Principal Position		Annual Compensation (1)			Long Term Compensation
					Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation (2) ($)
Patrick E. Quinn Co-Chairman, President, and Treasurer	2004 2003 2002	$669,231 $500,000 $500,000	$150,000 – –	– – –	– – –	50,000 – 30,000	– – –	$20,036 $10,417 $ 8,576
Max L. Fuller Co-Chairman, Chief Executive Officer, and Secretary	2004 2003 2002	$669,231 $500,000 $500,000	$150,000 – –	– – –	– – –	50,000 – 30,000	– – –	$15,403 $17,776 $13,067
Ray M. Harlin Executive Vice President – Finance and Chief Executive Officer	2004 2003 2002	$325,000 $260,000 $260,000	$26,000 – –	– – –	– – –	15,000 – 18,000	– – –	$ 6,150 $ 6,000 $ 5,500
Jeffrey S. Wardeberg Executive Vice President – Operations	2004 2003 2002	$288,654 $225,000 $170,000	$22,500 – –	– – –	– – –	20,000 – 9,000		$ 1,605 $ 2,120 $ 4,265
E. William Lusk, Jr. (3) President – Xpress Global Systems, Inc.	2004 2003 2002	$237,696 $222,119 $210,000	– – –	– – –	– – –	5,000 – 9,000	– 81,050 –	$ 6,150 $ 6,000 $ 5,500

(1)	No named executive officer received perquisites or other personal benefits in an amount exceeding the lesser of $50,000 or 10% of such named executive officer's salary and bonus for periods presented.

(2)

Amounts in the fiscal year 2004 represent our contributions of $3,346, $6,150, $6,150, $1,605, and $2,154 to the accounts under our 401(k) plan held by Messrs. Quinn, Fuller, Harlin, Wardeberg, and Lusk, respectively, and life insurance premiums of $16,690 and $9,253 paid by us for Messrs. Quinn and Fuller, respectively. Amounts in the fiscal year 2003 represent our contributions of $2,500, $5,000, $6,000, $2,120, and $6,000 to the accounts under our 401(k) plan held by Messrs. Quinn, Fuller, Harlin, Wardeberg, and Lusk, respectively, and life insurance premiums of $7,917 and $12,776 paid by us for Messrs. Quinn and Fuller, respectively. Amounts in the fiscal year 2002 represent our contributions of $2,500, $4,327, $5,500, $4,265, and $5,500 to the accounts under our 401(k) plan held by Messrs. Quinn, Fuller, Harlin, Wardeberg, and Lusk, respectively, and life insurance premiums of $6,076 and $8,740 paid by us for Messrs. Quinn and Fuller, respectively. We participate in a second-to-die split-dollar life insurance policy arrangement with the Co-Chairmen. Pursuant to the arrangement, we are the owner of certain life insurance policies on the lives of the Co-Chairmen and their spouses. We pay the premiums on such policies and will be reimbursed for the payment of such premiums from the proceeds of the policies. The portion of the life insurance premiums treated as compensation to the Co-Chairmen is reflected in the "All Other Compensation" column of the Summary Compensation Table as disclosed above. During 2004, we paid aggregate life insurance premiums of $160,630 and $142,500 for Messrs. Quinn and Fuller, respectively. The insurance coverage under such policies is $30 million for each of the Co-Chairmen.

(3)	Mr. Lusk resigned effective February 2, 2005.

Option/SAR Grants in Last Fiscal Year

The following table lists stock options granted to the named executive officers during the fiscal year ended December 31, 2004, pursuant to our 2002 Stock Incentive Plan. We have not granted any stock appreciation rights ("SARs").

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Patrick E. Quinn	50,000	23%	13.90	02/05/2014(2)	437,100	1,107,700
Max L. Fuller	50,000	23%	13.90	02/05/2014(2)	437,100	1,107,700
Ray M. Harlin	15,000	7%	13.90	02/05/2014(2)	131,100	332,300
Jeffrey S. Wardeberg	20,000	9%	13.90	02/05/2014(2)	174,800	443,100
E. William Lusk, Jr.(3)	5,000	2%	13.90	05/03/2005(3)	1,400	2,900

(1)

The options will become exercisable with respect to one-third of the shares covered thereby on each of February 5, 2005, 2006, and 2007, and will become immediately exercisable in the event of a change in control involving us.

(2)

Prior to the expiration date, the options will expire upon, in the case of an option holder whose employment with us is terminated due to retirement, disability, or death, the expiration of 12 months after such termination of employment, and in the case of an option holder whose employment with us is terminated for any reason other than retirement, disability, or death, at the close of business on the 90th day following the last day of active service with us.

(3)

Mr. Lusk resigned effective February 2, 2005. The potential realizable value is based upon the exercisable portion of Mr. Lusk's option as of May 3, 2005, the date when Mr. Lusk's ability to exercise the option expires pursuant to the terms of our 2002 Stock Incentive Plan and Mr. Lusk's stock option agreement thereunder.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table demonstrates the 2004 fiscal year-end value of unexercised options held by the named executive officers. None of the named executive officers exercised options during 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick E. Quinn	–	–	12,000	68,000	213,600	1,090,400
Max L. Fuller	–	–	12,000	68,000	213,600	1,090,400
Ray M. Harlin	–	–	130,200	35,800	2,211,560	635,615
Jeffrey S. Wardeberg	–	–	26,725	27,275	511,721	446,167
E. William Lusk, Jr.	–	–	46,600	10,400	868,480	173,120

(1)	Based on the $29.30 closing price of our Class A common stock on December 31, 2004.

We do not have a long-term incentive plan or a defined benefit or actuarial plan and have never issued any stock appreciation rights.

Employment Agreements

We currently do not have any employment, severance, or change-in-control agreements with any of our executive officers, except for salary continuation agreements with Messrs. Quinn and Fuller. Pursuant to these agreements, we are obligated, in the event of either of their deaths, to continue paying 50% of their current base compensation for a period of six months, and, in the event of either of their disabilities, to continue paying their current base compensation in full for a period of twelve months and 50% of their current base compensation for an additional twelve months thereafter. The salary continuation agreements also provide that Messrs. Quinn and Fuller will receive payments on account of personal guarantees of our indebtedness if either of them or their estates personally guarantees any of our indebtedness.

Compensation Committee Interlocks and Insider Participation

In 2004, our Compensation Committee was comprised of James E. Hall, John W. Murrey, III, and Robert J. Sudderth, Jr., with Mr. Sudderth serving as Chairman. No member of the Compensation Committee is or has been an officer or employee of ours or any of our subsidiaries, or has or had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

During 2004, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.

See "Certain Relationships and Related Transactions" below for a description of certain transactions between us and other members of the Board of Directors, our executive officers, and their affiliates.

Compensation Committee Report on Executive Compensation

The Compensation Committee Report on Executive Compensation and the performance graph appearing later in this proxy statement shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent we incorporate this report and graph by specific reference.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Compensation Committee Report on Executive Compensation for 2004

The Compensation Committee of the Board of Directors is responsible for establishing and recommending to the Board of Directors the Company's general compensation policies. The Compensation Committee also administers the Company's incentive stock plans and Xpre$$avings 401(k) Plan. During 2004, the Compensation Committee was composed of three members, each of whom is an independent, non-employee director. In accordance with a pay-for-performance philosophy, the Compensation Committee seeks to provide fixed and incentive compensation of the Company's executive officers that reflects the performance of each individual and the Company. Fixed compensation is designed to attract, motivate, and retain executives committed to maximizing return to stockholders and be competitive with the compensation levels of executives holding comparable positions and having similar qualifications in comparable transportation companies and in companies of similar size. Incentive compensation is designed to provide rewards that are closely linked to the performance of the Company and each individual and to align the interests of the Company's employees with those of its stockholders. Incentive compensation is provided through the Company's incentive compensation plan, incentive stock plans, employee stock purchase plan, and existing stock options held by certain executive officers.

During the fiscal year ended December 31, 2004, the fixed and incentive compensation levels of the Company's executive officers were reviewed by the Compensation Committee. At its February 5, 2004, meeting, the Compensation Committee noted that the Company had not paid bonuses during the last three (3) years and that the Company's senior executive officers had not received a pay increase in a considerable time, in the case of Messrs. Quinn and Fuller since 1994, and determined that the Company's compensation levels were somewhat below those of its competitors. In reviewing and making recommendations with regard to the base pay and other compensation of executive officers for 2004, including the compensation of the Company's President its Chief Executive Officer, the Compensation Committee reviewed and considered: (i) compensation information disclosed by comparable transportation companies and cmopanies of similar size; (ii) the financial performance of the Company, as well as the role and contribution of particular executives with respect to such performance; (iii) non-financial performance related to the individual executive's contributions; and (iv) the particular executive's stock holdings.

After thorough consideration, the Compensation Committee recommended an increase in the base pay and bonus payout of the Company's executive officers, and deferred further action on revisions to the Company's bonus plan until the next meeting. In 2004, the increase was implemented in the following manner: Patrick E. Quinn received a $150,000 raise in his base pay and a $150,000 bonus; Max L. Fuller received a $150,000 raise in his base pay and a $150,000 bonus; Ray M. Harlin received a $55,000 raise in his base pay and a $26,000 bonus; Jeffrey S. Wardeberg received a $55,000 raise in his base pay and a $22,500 bonus; and E. William Lusk, Jr. received a $15,000 raise in his base pay.

Because the most senior executive officers of the Company each have substantial holdings of the Company's Class A and/or Class B common stock or stock options, corporate performance directly affects these executive officers. The Compensation Committee believes that stock ownership by the Company's most senior executive officers aligns the interests of management with the interests of stockholders in the enhancing of stockholder value. The Company's stock option programs are intended to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Class A common stock, and the Compensation Committee believes that such plans are an effective tool for accomplishing this objective.

Compensation Committee:

Robert J. Sudderth, Jr., Chairman
James E. Hall, Member
John W. Murrey, III, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of March 7, 2005, the number and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each of our directors and named executive officers, and by all of our directors and executive officers as a group. We had issued and outstanding 13,329,082 shares of Class A and 3,040,262 shares of Class B common stock as of March 7, 2005.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Class A & Class B Common	Patrick E. Quinn	2,914,652(4)	10.44% of Class A 50% of Class B 17.77% of Total(5)
Class A & Class B Common	Max L. Fuller	2,743,750(6)	9.16% of Class A 50% of Class B 16.73% of Total(7)
Class A Common	James E. Hall	2,400	*
Class A Common	John W. Murrey, III	400	*
Class A Common	Robert J. Sudderth, Jr.	16,964	*
Class A Common	Ray M. Harlin	172,235	1.28% of Class A 1.04% of Total
Class A Common	Jeffrey S. Wardeberg	37,082	*
Class A Common	E. William Lusk, Jr.(8)	83,802	*
Class A & Class B Common	All directors and executive officers as a group(9) (8 persons)	6,243,543	37.60% of Total

_____________________

*	Less than 1% of Class A common stock.

(1)	The business address of each director and named executive officer is 4080 Jenkins Road, Chattanooga, Tennessee 37421.

(2)

Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable or will be exercisable within 60 days following March 7, 2005, held by the following individuals: Mr. Quinn – 28,666 shares; Mr. Fuller – 28,666 shares; Mr. Harlin – 135,200 shares; Mr. Hall – 2,400 shares; Mr. Murrey – 400 shares; Mr. Sudderth – 6,000 shares; Mr. Wardeberg – 35,266 shares; and Mr. Lusk – 48,266 shares. Share amounts include shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan: Mr. Fuller – 11,119 shares and Mr. Harlin – 7,928 shares.

(3)

Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 7, 2005, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(4)

Comprised of 1,394,521 shares of Class A common stock and 1,520,131 shares of Class B common stock. Does not include 300,000 shares of Class A common stock held by the Quinn Family Partnership, as to which shares Mr. Quinn disclaims beneficial ownership. Mr. Quinn's spouse is the general partner of the Quinn Family Partnership.

(5)

Based on the aggregate number of shares of Class A and Class B common stock held by Mr. Quinn. The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share. Mr. Quinn beneficially owns shares of Class A and Class B common stock with 22.81% of the voting power of all outstanding voting shares.

(6)

Comprised of 1,223,619 shares of Class A common stock and 1,520,131 shares of Class B common stock. Does not include 344,916 shares of Class A common stock held by the Fuller Family Partnership, as to which shares Mr. Fuller disclaims beneficial ownership. Mr. Fuller's spouse is a general partner of the Fuller Family Partnership.

(7)

Based on the aggregate number of shares of Class A and Class B common stock held by Mr. Fuller. The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to two votes per share. Mr. Fuller beneficially owns shares of Class A and Class B common stock with 21.94% of the voting power of all outstanding voting shares.

(8)	Mr. Lusk resigned effective February 2, 2005. Mr. Lusk's beneficial ownership is as of the date of his resignation.

(9)

The only other director or executive officer is Stephen C. Fuller. Mr. Stephen Fuller beneficially owns 356,060 shares of Class A common stock, which are comprised of 9,551 shares of Class A common stock owned directly; 1,000 shares of Class A common stock underlying options that are currently exercisable or will be exercisable within 60 days following March 7, 2005; 593 shares of Class A common stock allocated to his account under our 401(k) plan; and 344,916 shares of Class A common stock held by the Fuller Family Partnership, of which he is a general partner. Such shares are included in the calculation of all directors and executive officers as a group. Mr. Lusk is not included in this total due to his resignation.

STOCK PERFORMANCE GRAPH

FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of our Class A common stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1999, and ending December 31, 2004.

The stock performance graph assumes $100 was invested on December 31, 1999. There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign. We will provide the names of all companies in such index upon request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that transactions with affiliated persons or entities must be reviewed and pre-approved by our Audit Committee on an ongoing basis.

The information set forth herein briefly describes certain transactions between us and certain affiliated parties. We believe that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Innovative Processing Solutions/Transcommunications. Messrs. Quinn and Fuller and certain partnerships controlled by their families own 100% of the outstanding common stock of Innovative Processing Solutions, a company that purchased the assets of Transcommunications, Inc. We utilize IPS charge cards for over-the-road fuel purchases, driver advances, and driver payroll. We paid IPS and Transcommunications an aggregate of approximately $219,000 in fees for these services in 2004. IPS also provides communications services to us and our drivers. Total payments by us to IPS and Transcommunications for these services were approximately $802,000 in 2004. As of December 31, 2004, we owed IPS approximately $27,000 for such services.

Leased Facilities. Certain office and terminal facilities (an office and a terminal in Tunnel Hill, Georgia, and a terminal in Oklahoma City, Oklahoma) used by us during 2004 are owned by Q&F Realty, LLC, of which Messrs. Quinn and Fuller own 100% of the membership interests. These facilities are leased to two of our operating subsidiaries at, in management's opinion, fair market rent. In the aggregate, rental payments to Q&F from such subsidiaries in the year ended December 31, 2004, were approximately $886,000.

Substantially all of Messrs. Quinn and Fuller's business time is spent on our business and affairs. In the case of each of the other companies in which Messrs. Quinn and Fuller own an interest, such company has other active, full-time management personnel who operate its business.

Certain Family Relationships. Lisa M. Pate, the daughter of Mr. Quinn, is employed by us as Vice President and General Counsel. Patrick Brian Quinn, the son of Mr. Quinn, is employed by us as Vice President – Marketing Analysis and Sales Administration. Stephen C. Fuller and William E. Fuller, the sons of Mr. Fuller, are employed respectively as President of Xpress Global Systems and as Vice President and General Manager of Xpress Direct. During 2004, these four individuals received aggregate compensation from us in the amount of $530,348.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The principal independent registered public accounting firm utilized by us during fiscal 2004 was Ernst & Young LLP, which has served as our independent registered public accounting firm since May 2002.

Ernst & Young billed us the following amounts for services provided in the following categories during the fiscal years ended December 31, 2004 and 2003:

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$880,700	$203,363
Audit-Related Fees(2)	43,000	58,500
Tax Fees(3)	68,822	55,136
All Other Fees(4)	3,000	2,910
Total	$995,522	$319,909

_____________________

(1)

Represents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements, audit of management's assessment of the effectiveness of internal control over financial reporting, audit of the effectiveness of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, review of our fourth quarter 2004 Registration Statement on Form S-3, comfort letters, consents, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)

Represents the aggregate fees billed for assurance and related services by Ernst & Young LLP for the audit of our employee benefit plan, accounting consultation related to acquisitions, and services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

(3)	Represents the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning.

(4)	Represents fees for a subscription to a technical service provided by Ernst & Young LLP.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence. In addition, our Audit Committee has pre-approved up to $50,000 of fees related to accounting consultation, and has pre-approved up to $50,000 of fees related to tax consulting. A summary report of such fees is reviewed by the Audit Committee on a quarterly basis. The Chairman of the Audit Committee also has the power to approve any auditor fees up to an aggregate of $50,000 in addition to the fees set forth above. Any auditor fees above the foregoing amounts must be approved by the Audit Committee. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended December 31, 2004.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our annual meeting of stockholders following completion of our fiscal year ended December 31, 2005, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before December 6, 2005. However, if the date of such annual meeting is more than thirty days before or after May 5, 2006, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to our annual meeting following completion of our fiscal year ended December 31, 2005, will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our annual meeting following completion of our fiscal year ended December 31, 2005, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by February 19, 2006. However, if the date of the 2006 annual meeting of stockholders is more than thirty days before or after May 5, 2006, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2006 proxy statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to us at our principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, to the attention of Max L. Fuller, Secretary. Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

The Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

U.S. Xpress Enterprises, Inc.,

Patrick E. Quinn

Co-Chairman, President, and Treasurer

Max L. Fuller

Co-Chairman, Chief Executive Officer, and Secretary

April 7, 2005

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U.S. XPRESS ENTERPRISES, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors—

Nominees:

01-Patrick E. Quinn, 02-Max L. Fuller, 03-James E.

Hall, 04-John W. Murrey, III, 05-Robert J. Sudderth, Jr.

_________________________________________________

Instruction: WITHHOLD authorization to vote for any individual nominee. Write the number of each nominee(s) for whom authorization is withheld.

For Withhold For All All All Except 0 0 0

2. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the annual meeting or any adjournments thereof.

You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  0

The undersigned acknowledges receipt of the Notice and Proxy

Statement for the 2005 Annual Meeting of Stockholders and the Annual report on Form 10-K for the year ended December 31, 2004.

     Dated: ____________________________, 2005

  __________________________________________________________________

__________________________________________________________________

                                                                                                                                  Signature(s)

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided hereon. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS

PROXY USING THE ENCLOSED ENVELOPE.

7048—U.S. Xpress Enterprises, Inc.

PROXY      U.S. XPRESS ENTERPRISES, INC.      PROXY

4080 JENKINS ROAD

CHATTANOOGA, TENNESSEE 37421

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL

MEETING OF STOCKHOLDERS. A VOTE FOR PROPOSAL 1 AND PROPOSAL 2 IS

RECOMMENDED BY OUR BOARD OF DIRECTORS.

The undersigned holder(s) of Class A and/or Class B common stock of U.S. Xpress Enterprises, Inc., a Nevada corporation, hereby appoint(s) Patrick E. Quinn and Max L. Fuller, and each or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Class A and/or Class B common stock that the undersigned is (are) entitled to vote at our annual meeting of stockholders to be held at our principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, at 10:00 a.m. local time, on Thursday, May 5, 2005, and at any adjournment thereof, on all matters that may properly come before the annual meeting.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES NAMED IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign, date, and return the Proxy Card promptly, using the enclosed envelope, which requires no postage when mailed in the United States.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

7048—U.S. Xpress Enterprises, Inc.